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                                                                       EXHIBIT 4


                           CERTIFICATE OF DESIGNATION

   ESTABLISHING THE DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
                        LIMITATIONS AND RESTRICTIONS OF

             4.75% PERPETUAL CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                           DORAL FINANCIAL CORPORATION

         Pursuant to Article 5.01 of the General Corporation Law of the Commonwealth of Puerto Rico

         We, the undersigned, President and Assistant Secretary of DORAL FINANCIAL CORPORATION (hereinafter called the "CORPORATION"), a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation and resolutions adopted by the Board of Directors on August 8, 2003 creating a committee thereof known as the "Preferred Stock Pricing Committee," the said Preferred Stock Pricing Committee on September 23, 2003 adopted the following resolutions creating a series of 1,380,000 shares of Serial Preferred Stock designated as the "4.75% Perpetual Cumulative Convertible Preferred Stock."

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation and delegated to the Preferred Stock Pricing Committee in accordance with the provisions of its Restated Certificate of Incorporation, a series of Serial Preferred Stock of the Corporation be and hereby is created.

                  FURTHER RESOLVED, that the Preferred Stock Pricing Committee designated by the Board of Directors has determined that the preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation.

                  FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

                1. DESIGNATION AND AMOUNT. The shares of such series of Preferred Stock shall be designated as the "4.75% Perpetual Cumulative Convertible Preferred Stock" (hereinafter called the "PREFERRED STOCK"), and the number of authorized shares constituting such series shall be 1,380,000.

                2. CERTAIN DEFINITIONS. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT MEMBERS" shall have the meaning assigned to it in
         Section 14(a) hereof.

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                   "BOARD OF DIRECTORS" means either the board of directors of the Corporation or any duly authorized committee of such board.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in San Juan, Puerto Rico or New York, New York are not required to be open.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

                  "CERTIFICATE" means this Certificate of Designation.

                  "CLEARING AGENCY" shall have the meaning assigned to it in
         Section 14(a) hereof.

                  "CLOSING SALE PRICE" with respect to shares of Common Stock or other capital stock or similar equity interests on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other capital stock or similar equity interests are traded or, if the shares of Common Stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

                  "COMMON SHARE LEGEND" shall have the meaning assigned to it in
         Section 15(f).

                  "COMMON STOCK" means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 10, however, shares issuable on conversion of the Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $1.00 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "CONVERSION AGENT" shall have the meaning assigned to it in
         Section 16(a) hereof.

                  "CONVERSION PRICE" per share of Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

                  "CONVERSION RATE" per share of Preferred Stock means 4.1904 shares of Common Stock, subject to adjustment pursuant to Section 9 hereof.



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                  "CORPORATION" shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

                  "CURRENT MARKET PRICE" shall mean, as of any date of determination, the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Corporation commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "EX" date with respect to the issuance, distribution, subdivision or combination requiring such computation. For purpose of this paragraph, the term "EX" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 9(d) applies occurs during the period of ten consecutive trading days referred to above applicable for calculating "Current Market Price" pursuant to this definition, the "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period

                  "DEPOSITARY" means DTC or its successor depositary.

                  "DIVIDEND PAYMENT DATE" means March 15, June 15, September 15 and December 15 each year, or if any such date is not a Business Day, the next succeeding Business Day.

                  "DIVIDEND PERIOD" shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

                  "DTC" shall mean The Depository Trust Corporation, New York, New York.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  "GLOBAL PREFERRED SHARES" shall have the meaning assigned to it in Section 14(a) hereof.

                  "GLOBAL SHARES LEGEND" shall have the meaning assigned to it in Section 14(a) hereof.

                  "INITIAL PURCHASERS" shall have the meaning assigned to it in the Purchase Agreement.

                  "JUNIOR STOCK" shall have the meaning assigned to it in
         Section 3(d) hereof.

                  "LIQUIDATION DAMAGES PAYMENT" shall have the meaning assigned to it in the Registration Rights Agreement.

                  "LIQUIDATION PREFERENCE" shall have the meaning assigned to it in Section 5(a) hereof.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.



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                  "OUTSTANDING" means, when used with respect to Preferred
         Stock, as of any date of determination, all shares of Preferred Stock outstanding as of such date; provided, however, that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Corporation shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

                  "PARITY STOCK" shall have the meaning assigned to it in
         Section 3(c) hereof.

                  "PAYING AGENT" shall have the meaning assigned to it in
         Section 16(a) hereof.

                  "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PREFERRED STOCK" shall have the meaning assigned to it in
         Section 1 hereof.

                  "PREFERRED STOCK DIRECTOR" shall have the meaning assigned to it in Section 6(b) hereof.

                  "PURCHASE AGREEMENT" means the Purchase Agreement dated as of September 23, 2003 between the Corporation and Wachovia Capital Markets, LLC, on behalf of itself and as representative of the other Initial Purchasers named therein, relating to the Preferred Stock.

                  "PURCHASE PRICE" means an amount equal to 100% of the Liquidation Preference per share of Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends, (whether or not earned or declared).

                  "RECORD DATE" means (i) with respect to the dividends payable on March 15, June 15, September 15 and December 15 of each year, March 1, June 1, September 1 and December 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 9, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "REGISTRAR" shall have the meaning assigned to it in Section 12 hereof.

                  "REGISTRATION DEFAULT" shall have the meaning assigned to it in the Registration Rights Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of September 29, 2003, between the Corporation, and Wachovia Capital Markets, LLC, on behalf of itself and as representative of the other Initial Purchasers named therein, relating to the Preferred Stock.

                  "RESTRICTED SHARES LEGEND" shall have the meaning assigned to it in Section 14(a).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.



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                  "SENIOR STOCK" shall have the meaning assigned to it in
         Section 3(b) hereof.

                   "SHELF REGISTRATION STATEMENT" shall have the meaning assigned to it in the Registration Rights Agreement.

                  "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on NASDAQ or, if the Common Stock is not quoted on NASDAQ, on the principal other market on which the Common Stock is then traded.

                  "TRANSFER AGENT" shall have the meaning assigned to it in
         Section 12 hereof.

                3. RANKING. The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank:

                    (a) junior to all existing and future debt obligations of the Corporation (collectively, the "SENIOR DEBT");

                    (b) junior to each class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the "SENIOR STOCK");

                    (c) on a parity with the Corporation's outstanding 7.00% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B and 7.25% Noncumulative Monthly Income Preferred Stock, Series C and with any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the "PARITY STOCK"); and

                    (d) senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks junior to the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the "JUNIOR STOCK").

                4. DIVIDENDS. (a) Holders of the Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends at the annual rate of 4.75% of the Liquidation Preference per share, or $2.96875 per share per quarter, with each aggregate payment made to each record holder of the Preferred Stock being rounded to the next lowest cent. Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning December



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         15, 2003, in preference to and in priority over dividends on any Junior
         Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

                  (b) Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, as they appear on the Corporation's stock register at the close of business on a Record Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (c) The amount of dividends payable for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Preferred Stock.

                  (d) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of Capital Stock of the Corporation (other than Junior Stock) or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(d) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Preferred Stock and Parity Stock.

                  (e) When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other which shall not include any accrual in respect to unpaid dividends for prior dividend periods in the case of Capital Stock that does not have a cumulative dividend.

                  (f) Upon a Registration Default, a Liquidated Damages Payment shall accumulate and be payable to the holders of the Preferred Stock or holders of the Common Stock issuable upon conversion of the Preferred Stock in accordance with the Registration Rights Agreement.

                5. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation's assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Preferred Stock shall be entitled to receive $250.00 per share of Preferred Stock (the "LIQUIDATION PREFERENCE") plus an amount equal to all dividends, (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets, or proceeds thereof, distributable among the holders of Preferred Stock are insufficient to pay in full the preferential amount aforesaid and



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         liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred Stock and any other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

                  (b) Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

                  (c) Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Preferred Stock shall not be entitled to share therein.

                6. VOTING RIGHTS.

                  (a) The holders of record of shares of the Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6, as otherwise provided in the Corporation's Restated Certificate of Incorporation, or as otherwise provided by law.

                  (b) If at any time (1) dividends on any shares of Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for consecutive dividend periods, containing in the aggregate a number of days equivalent to six fiscal quarters, the holders of shares of Preferred Stock (voting separately as a class with all other series of preferred stock ranking on parity with the Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for this purpose, to appoint at the next annual meeting of the stockholders of the Corporation or at a special meeting called for such purpose, whichever is earlier, two of the authorized number of the Corporation's directors (each, a "PREFERRED STOCK DIRECTOR") at the next annual meeting of stockholders and each subsequent meeting until all dividends accumulated on the Preferred Stock have been fully paid or set aside for payment, to remove any such member from office and to appoint another person in place of such Preferred Stock Director. The term of office of such Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Preferred Stock to vote for directors. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Preferred Stock and any such other stock, considered as a single class, will be entitled to convene such meeting. The provisions of the Restated Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of accumulated dividends in full on the Preferred Stock and each such other series of stock having similar voting rights.

                  (c) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Preferred Stock voting as a separate class, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Restated Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the Preferred Stock, so as to materially and adversely



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         affect the holders thereof; provided however, that any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the preferred stock as to dividends and upon liquidation will not be deemed to materially and adversely affect such powers, preference or special rights.

                7. CONVERSION. (a) Right to Convert. Each share of Preferred Stock shall be convertible in accordance with, and subject to, this
         Section 7 into a number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) equal to the Conversion Rate in effect on the date notice of conversion is given. The Preferred Stock shall be convertible only upon any of the events, and for the period, specified in the following clauses (i) through (iv) below. Upon the determination that holders of the Preferred Stock are or will be entitled to convert shares of Preferred Stock in accordance with any of the following provisions, the Corporation shall issue a press release and publish such information on its website.

                           (i) Conversion Rights Based on Common Stock Price. At any time after September 30, 2003, the Preferred Stock may be surrendered for conversion into shares of Common Stock in any fiscal quarter of the Corporation (and only during such fiscal quarter), if, as of the last day of the preceding fiscal quarter of the Corporation, the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such fiscal quarter is more than 120% of the Conversion Price as of each such Trading Day. A holder's right to convert pursuant to this
         Section 7(a)(i) is subject to the Corporation's right to require conversion pursuant to Section 8.

                           (ii) Conversion Rights Upon Occurrence of Certain Corporate Transactions. If the Corporation is a party to a consolidation, merger or binding share exchange pursuant to which shares of Common Stock would be converted into cash, securities or other property as set forth in Section 10, each share of Preferred Stock may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of the transaction, the right to convert Preferred Stock into shares of Common Stock shall be changed into a right to convert such Preferred Stock into the kind and amount of cash, securities or other property of the Corporation or another Person that the holder would have received if the holder had converted such Preferred Stock immediately prior to the transaction.

                           (iii) Conversion Rights Upon Certain Distributions. If the Corporation elects to:

                                    (1) distribute to all holders of any class
                           of Common Stock

                                  (A) rights or warrants entitling them to
         purchase, for a period expiring within 45 days of the record date for such distribution, Common Stock at less than the average Closing Sale Price for the 10 Trading Days preceding the declaration date for such distribution, or

                                  (B) cash, assets, debt securities or rights
         to purchase the Corporation's securities, which distribution has a per share value exceeding 1.5% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, the Preferred Stock may be surrendered for conversion on the date that the Corporation gives notice to the holders of such right, which shall not be less than 20 days prior to the time ("EX-DIVIDEND TIME") immediately prior to the commencement of "ex-dividend" trading for such distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted for such dividend or distribution, and at any time thereafter until the earlier of close of business on the Business Day immediately preceding the Ex-Dividend Time and the date the Corporation announces that such



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         dividend or distribution will not take place. Notwithstanding the foregoing, holders shall not have the right to surrender shares of Preferred Stock for conversion pursuant to this Section 7(a)(iii) if they will otherwise participate in the distribution described above without first converting Preferred Stock into Common Stock.

                                    (iv) Conversion Upon Delisting of the Common
         Stock. The Preferred Stock may be surrendered for conversion into shares of Common Stock if at any time the Common Stock (or other common stock into which the Preferred Stock is then convertible) is neither listed for trading on the New York Stock Exchange or another U.S. national securities exchange nor approved for trading on the NASDAQ or any similar United States system of automated dissemination of quotations of securities prices.

                           (b) Conversion Procedures. (i) Conversion of shares of the Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(c) funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Preferred Stock pursuant hereto. The conversion of the Preferred Stock will be deemed to have been made on the date (the "CONVERSION DATE") such certificate or certificates have been surrendered and the receipt of such notice of conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). As promptly as practicable following the Conversion Date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Preferred Stock being converted (or such holder's transferee) shall be entitled, and (ii) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the holder of the Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                                    (ii) Anything herein to the contrary
         notwithstanding, in the case of Global Preferred Shares, notices of conversion may be delivered and shares of the Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

                           (c) Dividend and Other Payments Upon Conversion. If a holder of shares of Preferred Stock exercises its conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted shares of Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Preferred Stock being converted pursuant to the provisions hereof. Shares of the Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Preferred Stock for conversion.

                           (d) Fractional Shares. In connection with the conversion of any shares of the Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

                           (e) Total Shares. If more than one share of the Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Preferred Stock so surrendered.

                           (f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirement. The Corporation shall:

                                    (i) at all times reserve and keep available,
         free from preemptive rights, for issuance upon the conversion of shares of the Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of the Preferred Stock;

                                    (ii) prior to the delivery of any securities
         that the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder); and

                                    (iii) ensure that all shares of Common Stock
         delivered upon conversion of the Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

                  8. CONVERSION AT THE OPTION OF THE CORPORATION. Shares of Preferred Stock shall be convertible at the option of the Corporation in accordance with this Section 8.

                           (a) The Corporation may not require conversion of any shares of Preferred Stock before September 30, 2008. On or after September 30, 2008, the Corporation shall have the option to cause the Preferred Stock to be converted into that number of shares of Common Stock that are issuable at the Conversion Price in effect on the day notice of conversion is given pursuant to clause (b)(i) below, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on a Trading Day that is not more than two Trading Days prior to the date the Corporation gives notice of its intention to convert pursuant to clause
         (b)(i) below exceeds 130% of the Conversion Price in effect on each such Trading Day.

                           (b) In the event the Corporation elects to require conversion of the shares of Preferred Stock, the Corporation shall:

                                    (i) issue a press release for Publication on
         the Dow Jones News Service (or similar news service if the Dow Jones News Service is no longer in existence) prior to the opening of business no later than the second Trading Day after the conditions described in Section 8(a) are met (and only while such conditions are met), announcing the Corporation's intention to require conversion.

                                    (ii) send written notice by mail or
         publication (with subsequent prompt notice by mail) to each holder of record of the Preferred Stock, announcing the Corporation's intention to require conversion, not later than four Business Days after the date of the press release, stating:

                                             (A) the conversion date, which will
         be a date selected by the Corporation and will be no more than five Business Days after the date the Corporation issues the press release pursuant to clause (b)(i) above;

                                             (B) the number of shares of Common
         Stock to be issued upon conversion of each share of Preferred Stock;
         and

                                             (C) that dividends on the Preferred
         Stock to be converted will cease to accrue on the conversion date;

                           (c) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any holder of Preferred Stock shall not affect the validity of the proceedings for the conversion of the shares Preferred Stock of any other holder.

                           (d) Notice having been mailed as aforesaid, from and after the conversion date, all dividends on the shares of Preferred Stock called for conversion shall cease to accrue and all rights of the holders of such shares by reason of the ownership of such shares (except the right to receive the shares of Common Stock issuable upon conversion thereof), shall cease on the conversion date, and such shares shall not after the conversion date be deemed to be outstanding.

                           (e) The dividend payment with respect to the shares of Preferred Stock called for conversion on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding dividend payment date will be payable on such dividend payment date to the record holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence no payment or adjustment will be made upon conversion of Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.

                           (f) The Corporation may not authorize, issue a press release or give notice of any conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Preferred Stock for dividend periods ended prior to the date of such conversion notice shall have been paid in cash.

                           (g) At its option, the Corporation may, with the prior approval of the Board of Governors of the Federal Reserve System, if there are less than 120,000 shares of Preferred Stock outstanding, at any time on or after September 30, 2008, cause the Preferred Stock to be automatically converted into that number of shares of Common Stock equal to $250.00 (the liquidation preference per share of Preferred Stock) divided by the lesser of the Conversion Price in effect on the date notice of conversion is given and the average Closing Sale Price of the Common Stock for the five Trading Day period ending on the second Trading Day immediately prior to the Conversion Date.

                  9. CONVERSION RATE ADJUSTMENTS. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 9.

                           (a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                                    (i) the numerator of which shall be the sum
         of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                                    (ii) the denominator of which shall be the
         number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

         such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 9(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                           (b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                                    (i) the numerator of which shall be the
         number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and

                                    (ii) the denominator of which shall be the
         sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution.

         Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                           (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation or evidences of its indebtedness or other assets (including securities, but excluding (x) any rights or warrants referred to in 9(b) and (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in
         Section 9(a)) (any of the foregoing hereinafter in this Certificate called the "DISTRIBUTED PROPERTY"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                                    (i) the numerator of which shall be the
         Current Market Price on such Record Date; and

                                    (ii) the denominator of which shall be the
         Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

                  For purposes of this Section 9(d), Section 9(a) and Section 9(b), any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 9(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 9(a) and 9(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 9(a) and 9(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 9(a).

                           (e) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then if the sum of the amount of such cash distributions per share of Common Stock plus the aggregate amount of cash distributions per share of Common Stock in the immediately preceding twelve month period exceeds the greater of:

                                    (i) the annualized amount per share of
         Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment to the Conversion Rate pursuant to this
         Section 9(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock); and

                                    (ii) 1.5% of the average of the Closing Sale
         Price during the ten Trading Days immediately prior to the date of declaration of such dividend,

         the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                                    (i) the numerator of which shall be the
         Current Market Price on such record date; and

                                    (ii) the denominator of which shall be the
         Current Market Price on such record date less (x) in the case of a quarterly cash dividend, the amount of cash distributed in excess of the threshold set forth above) applicable to one share of Common Stock or (y) in the case of a cash distribution that is not a quarterly dividend, the amount of such distribution applicable to one share of Common Stock.

         such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                           (f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                                    (i) the numerator of which shall be the sum
         of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                                    (ii) the denominator of which shall be the
         number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                           (g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                                    (i) the numerator of which shall be the sum
                  of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "EX-DIVIDEND DATE") plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 9(g) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                                    (ii) the denominator of which shall be the
                  average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date,

         such adjustment to become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus
         (y) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 9(g) applies (as calculated in Section 9(g)(i) above) is less than $1.00, then the adjustment provided by for by this Section 9(g) shall not be made and in lieu thereof the provisions of Section 10 shall apply to such distribution.

                           (h) The Corporation may make such increases in the Conversion Rate in addition to those required by Sections 9(a), (b),
         (c), (d), (e), (f) and (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of the Preferred Stock a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                           (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 9(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 9, for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the securities become convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 10, no adjustment need be made thereafter as to the cash, assets, property or such securities. Dividends will not accrue on any cash into which the Preferred Stock is convertible.

                           (j) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Conversion Agent shall have received such Officer's certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the each holder of Preferred Stock at his last address appearing on the register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                           (k) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 9, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                  10. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 9(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Preferred Stock shall be convertible, on and after the effective date of such reclassification, change, consolidation, merger, combination, sale or conveyance, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 10 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

                           (b) The Corporation shall cause notice of the application of this Section 10 within twenty (20) days after the occurrence of the events specified in Section 10(a) and shall issue a press release containing such information and publish such information on its website. Failure to deliver such notice shall not affect the legality or validity of the modification to the conversion rights of the Preferred Stock effected by this Section 10.

                           (c) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 9 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance.

                           (d) If this Section 10 applies to any event or occurrence, Section 9 shall not apply.

                  11. CONSOLIDATION, MERGER AND SALE OF ASSETS. The Corporation, without the consent of the holders of any of the outstanding Preferred Stock may, consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to the Corporation; provided, however that (a) the successor, transferee or lessee is organized under the laws of the United States, any political subdivision thereof or Puerto Rico and (b) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the Preferred Stock had immediately prior to such transaction.

                   Under any consolidation by the Corporation with, or merger by it into, any other Person or any conveyance, transfer or lease of all or substantially all its assets as described in the preceding paragraph, the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the preferred stock.


                  12. TRANSFER AGENT AND REGISTRAR. The duly appointed Transfer Agent and Registrar for the Preferred Stock shall be Mellon Investor Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent and Registrar in accordance with the agreement between the Corporation and the Transfer Agent and Registrar; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

                  13. CURRENCY. All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to "$"or "dollars" refer to U.S. currency.

                  14. FORM. (a) Preferred Stock shall initially be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form with the global legend (the "GLOBAL SHARES LEGEND") and, until such time as otherwise determined by the Corporation and the Transfer Agent, the restricted shares legend (the "RESTRICTED SHARES LEGEND"), each substantially as set forth on the form of Preferred Stock certificate attached hereto as Exhibit A (each, a "GLOBAL PREFERRED SHARE"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Share shall be deposited on behalf of the holders of the Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 14(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 14, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Unless otherwise required by applicable law, owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a "clearing agency" registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In either such case, the Global Preferred Shares shall be exchanged in whole for definitive shares of Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference, and bearing a Restricted Shares Legend (unless the Corporation determines otherwise in accordance with applicable law). Definitive shares of Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar. To the extent required by law, the Corporation will issue Preferred Stock in certificate form to beneficial owners upon their written request. Such certificates shall be substantially in the form of Exhibit A except for references to the Depositary and its nominee, will bear the Restricted Shares Legend and may have such other modifications as deemed necessary or advisable by the Corporation.

                         (b) (i) An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation's bylaws and applicable law, by manual or facsimile signature.

                                    (ii) If an Officer whose signature is on a
         Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

                                    (iii) A Global Preferred Share shall not be
         valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.

                  15. REGISTRATION; TRANSFER. (a) The Preferred Stock and the Common Stock issuable upon conversion of the shares of Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144(k) under the Securities Act other than (i) to the Corporation, (ii) to "qualified institutional buyers" pursuant to and in compliance with Rule 144A under the Securities Act ("RULE 144A"), (iii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

                           (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 15; provided, however, that a beneficial interest in a Global Preferred Share bearing the Restricted Shares Legend may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a different Global Preferred Share not bearing the Restricted Shares Legend in accordance with the transfer restrictions set forth in the Restricted Shares Legend and the provisions set forth in Section 15(c)(ii).

                           (c) (i) Except for transfers or exchanges made in accordance with Section 15(c)(ii), transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                                    (ii) If an owner of a beneficial interest in
         a Global Preferred Share deposited with the Depositary, or with the Registrar as custodian for the Depositary, wishes at any time to transfer its interest in such Global Preferred Share bearing the Restricted Shares Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share not bearing the Restricted Shares Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share. Upon receipt by the Transfer Agent at its office in The City of New York of (A) instructions from the holder directing the Transfer Agent to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (B) a certificate in the form of the Certificate of Transfer on the reverse side of the form of Preferred Stock certificate attached hereto as Exhibit B, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Corporation or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share bearing the Restricted Shares Legend (in the form attached as Schedule A) by the number of shares to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share not bearing the Restricted Shares Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred. Similar procedures will be followed by the Corporation or its Transfer Agent for any Preferred Stock issued in certificated form.

                           (d) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Preferred Stock and shares of Common Stock issuable on conversion of the Preferred Stock (collectively, the "REGISTRABLE Securities"), if shares of Preferred Stock are issued upon the transfer, exchange or replacement of Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Preferred Stock, the Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Corporation and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Corporation or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such shares of Preferred Stock are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Corporation, shall countersign and deliver shares of Preferred Stock that do not bear the Restricted Shares Legend.

                           (e) The Corporation will refuse to register any transfer of Preferred Stock or any Common Stock issuable upon conversion of the shares of Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and the provisions of Rule 144A or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (e) shall not be applicable to any Preferred Stock that does not bear any Restricted Shares Legend or to any Common Stock that does not bear the Common Share Legend.

                           (f) Common Stock issued upon a conversion of the Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the "COMMON SHARE LEGEND") set forth in Exhibit C hereto and include on its reverse side the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If (i) shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Transfer Agent shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 15 with respect to the Preferred Stock.

                  16. PAYING AGENT AND CONVERSION AGENT.

                           (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency for the payment of dividends on the Preferred Stock (the "PAYING AGENT") and (ii) an office or agency where Preferred Stock may be presented for conversion (the "CONVERSION AGENT"). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Transfer Agent, the Paying Agent and the

         Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Transfer Agent, co-registrar or Conversion Agent.

                           (b) Payments due on the Preferred Stock shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Share shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

                  17. HEADINGS. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and its Assistant Secretary, this 25th day of September, 2003.


                                        DORAL FINANCIAL CORPORATION


                                        By: /s/ Zoila Levis
                                           -------------------------------------
                                           Name: Zoila Levis
                                           Title: President


ATTEST:


By: /s/ Sonia Arroyo
   -------------------------------
   Name: Sonia Arroyo
   Title: Assistant Secretary

                                                                       EXHIBIT A

                 FORM OF 4.75% PERPETUAL CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

         Number: ___                                      ____________ Shares

                                 CUSIP NO.:

             4.75% Perpetual Cumulative Convertible Preferred Stock
                           (par value $1.00 per share)
                   (liquidation preference $250.00 per share)
                                       OF
                           DORAL FINANCIAL CORPORATION

                                FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DORAL FINANCIAL CORPORATION THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE l44A (AS INDICATED BY THE BOX

CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY DORAL FINANCIAL CORPORATION OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO DORAL FINANCIAL CORPORATION THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM US).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE CERTIFICATE OF DESIGNATION REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

DORAL FINANCIAL CORPORATION, a Puerto Rico corporation (the "Corporation"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of ________ fully paid and non-assessable shares of preferred stock of the Corporation designated the 4.75% Perpetual Cumulative Convertible Preferred Stock, par value $1.00 per share and liquidation preference $250.00 per share (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Corporation dated September 29, 2003, as the same may be amended from time to time in accordance with its terms (the "Certificate of Designation"). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Doral Financial Corporation has executed this certificate as of the date set forth below.


                                        DORAL FINANCIAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: [Authorized Officer]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: [Authorized Officer]



                                        Dated:
                                               -------------------


TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designation.



                                        as Transfer Agent
                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: Authorized Signatory


                                        Dated:
                                               ---------------

                               REVERSE OF SECURITY

                          DORAL FINANCIAL CORPORATION

             4.75% Perpetual Cumulative Convertible Preferred Stock

Dividends on each share of Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designation.

The shares of Preferred Stock shall be convertible into the Corporation's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

As required under Puerto Rico law, the Corporation shall furnish to any Holder, upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:


----------------------------------------------------------------

----------------------------------------------------------------


(Insert assignee's social security or tax identification number)


----------------------------------------------------------------


(Insert address and zip code of assignee)


----------------------------------------------------------------

----------------------------------------------------------------


and irrevocably appoints:


----------------------------------------------------------------

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
      -----------------------

Signature:
          -------------------------------

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee:                            (1)
                    ----------------------------




-----------------
         (1) Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _______ shares of 4.75% Perpetual Cumulative Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). __ (the "Preferred Stock Certificates") into shares of common stock, par value $1.00 per share ("Common Stock"), of Doral Financial Corporation (the "Corporation") according to the conditions of the Certificate of Designation establishing the terms of the Preferred Stock (the "Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act") or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

         Date of Conversion:
                             ----------------------------------------------

         Number of shares of Convertible
         Preferred Stock to be Converted:
                                          ---------------------------------

         Signature:
                   ----------------------------------------------------
         Name:
               --------------------------------------------------------
         Address:(2)
                    ---------------------------------------------------
         Fax No.:
                  -----------------------------------------------------



--------------------
         (2) Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

                                                                      SCHEDULE A

                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

         The initial number of shares of Preferred Stock represented by this Global Preferred Share shall be __________.

The following exchanges of a part of this Global Preferred Share have been made:

                                           Amount of        Number of shares
                      Amount of           increase in       represented by
                     decrease in        number of shares      this Global
                   number of shares      represented by     Preferred Share
     Date        represented by this         this              following            Signature of
      of           Global Preferred     Global Preferred    such decrease or     authorized officer
   Exchange             Share                Share             increase            of Registrar
   --------      -------------------    ----------------    ----------------     ------------------
----------------  ---------------------  ------------------  ------------------  ------------------------

----------------  ---------------------  ------------------  ------------------  ------------------------

----------------  ---------------------  ------------------  ------------------  ------------------------

----------------  ---------------------  ------------------  ------------------  ------------------------

----------------  ---------------------  ------------------  ------------------  ------------------------

----------------  ---------------------  ------------------  ------------------  ------------------------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER
                   (Transfers pursuant to 15(c)(ii) and 15(e)
                       of the Certificate of Designation)

[               ] as Transfer Agent
[ADDRESS]
[ATTN]

Re:  Doral Financial Corporation
     4.75% Perpetual Cumulative Convertible Preferred Stock
     (the "Preferred Stock")

Reference is hereby made to the Certificate of Designation relating to the Preferred Stock dated September 25, 2003, as such may be amended from time to time (the "Certificate of Designation"). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designation.

This Certificate relates to _____ shares of the Preferred Stock (the "Securities") which are held in the form of a Global Preferred Share bearing the Restricted Shares Legend (CUSIP NO. ) with the Depository in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

In connection with such request, and in respect of the Preferred Stock, the Transferor does hereby certify that shares of the Preferred Stock are being transferred (i) in accordance with the applicable securities laws of the relevant state or jurisdiction of the United States or other jurisdiction and
(ii) in accordance with their terms:

CHECK ONE BOX BELOW, AS APPLICABLE:

(1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) [ ] in accordance with another exemption from the registration requirements of the Securities Act;

(4) [ ] to the Corporation or a subsidiary thereof; or

(5) [ ] pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or
(3) is checked, the Transfer Agent and the Corporation shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                        [Name of Transferor]


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


Dated:

cc:      Doral Financial Corporation
         Corporate Secretary
         1451 F.D. Roosevelt Avenue
         San Juan, Puerto Rico 00920-2717

                                                                       EXHIBIT C

                           Form of Common Share Legend


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DORAL FINANCIAL CORPORATION THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE l44A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY DORAL FINANCIAL CORPORATION OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO DORAL FINANCIAL CORPORATION THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM US).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE CERTIFICATE OF DESIGNATION REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER
                                FOR COMMON STOCK

                   (Transfers pursuant to Section 15(f) of the
                           Certificate of Designation)

[Transfer Agent]


Attn:

Re:      Doral Financial Corporation
         4.75% Perpetual Cumulative Convertible Preferred Stock
         (the "Preferred Stock")

Reference is hereby made to the Certificate of Designation relating to the Preferred Stock dated September 25, 2003, as such may be amended from time to time (the "Certificate of Designation"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designation.

This letter relates to ____ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Preferred Stock and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

(1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Corporation so requests);

(4) [ ] to the Corporation or a subsidiary thereof; or

(5) [ ] pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or
(3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                    [Name of Transferor]

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

Dated:
cc:      Doral Financial Corporation
         Corporate Secretary
         1451 F.D. Roosevelt Avenue
         San Juan, Puerto Rico 00920-2717